GUARANTY BANCSHARES, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (With 401(k) Provisions)


                         Effective as of January 1, 1992

SECTION                                                                     PAGE
-------                                                                     ----
 1. Nature of Plan .....................................................     1.1
 2. Definitions ........................................................     2.1
 3. Eligibility and Participation ......................................     3.1
 4. Employer and Employee Contributions ................................     4.1
 5. Investment of Trust Assets .........................................     5.1
 6. Allocations to Participants' Accounts ..............................     6.1
 7. Expenses of the Plan and Trust .....................................     7.1
 8. Voting Company Stock ...............................................     8.1
 9. Disclosure to Participants .........................................     9.1
10. Capital Accumulation ...............................................    10.1
11. Retirement, Disability or Death ....................................    11.1
12. Termination of Service, Break in Service, Vesting and Forfeitures ..    12.1
13. Credited Service ...................................................    13.1
14. When Capital Accumulation Will Be Distributed ......................    14.1
15. How Capital Accumulation Will Be Distributed .......................    15.1
16. Rights, Options and Restrictions on Company Stock ..................    16.1
17. No Assignments of Benefits, Dividends, Loans .......................    17.1
18. Administration .....................................................    18.1
19. Claims Procedure ...................................................    19.1
20. Guaranties .........................................................    20.1
21. Future of the Plan .................................................    21.1
22. "Top-Heavy" Contingency Provisions .................................    22.1
23. Diversification ....................................................    23.1
24. Governing Law ......................................................    24.1
25. Execution ..........................................................    25.1

                            GUARANTY BANCSHARES, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                            (With 401(k) Provisions)

Section 1. NATURE OF PLAN.

     The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company through Employer contributions to the Plan and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is designed to permit both Employer and Employee contributions to the Plan. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company. Therefore, the Trust Assets held under the Plan will. be invested primarily in Company Stock.

     The Plan is also designed to be available as a technique of corporate finance to the Company. Accordingly, it may be used to accomplish the following objectives:

     (a) To meet general financing requirements of the Company, including capital growth and transfers in the ownership of Company Stock;

     (b) To provide Participants with beneficial ownership of Company Stock and other assets through Employer and Employee contributions to the Plan; and

     (c) To receive loans (or other extensions of credit) to finance the acquisition of Company Stock ("Acquisition Loans"), with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Company Stock.

     The Plan, hereby adopted effective as of January 1, 1992, is a stock bonus plan containing Section 401(k) features that is intended to qualify under
Section 401(a) of the Internal Revenue Code. The Plan is also designed to be an employee stock ownership plan under Section 4975(e)(7)

                                       1.1
of the Code. The Plan is a complete amendment and restatement of the Guaranty Bancshares, Inc. Employee Savings Plan, which was originally effective January 1, 1985.

     All Trust Assets under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by a Board of Trustees and an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

                                       1.2

Section 2. DEFINITIONS.

     In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

ACCOUNT

     One of the several accounts maintained to record the interest of a Participant under the Plan. See Section 6.

ACQUISITION LOAN

     A loan (or other extension of credit) used by the Trust to finance the Acquisition of Company Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). See
     Section 5(b).

ADJUSTED COMPENSATION

     The total remuneration paid to an Employee as a Participant in each Plan Year, as reported on IRS Form W-2, plus the amount (if any) of his Salary Reduction Contributions and Code Section 125 Cafeteria Plan deferrals for the Plan Year. For any Plan Year, however, Adjusted Compensation exceeding $200,000 for any Employee (adjusted in accordance with the Section 415(d)(2) of the Code for cost of living increases) shall not be taken into account.

AFFILIATED COMPANY

     Guaranty Bank, Talco Bank, and any other corporation or business which is a member of a controlled group of corporations or businesses with the Company pursuant to Section 414(b), (c), or (m) of the Code.

ANNIVERSARY DATE

     The 31st day of December of each year (the last day of each Plan Year).

ANNUITY STARTING DATE

     The first day of the first period for which an amount is payable as an annuity; or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the participant to such benefit.

                                         2.1

APPROVED ABSENCE

     A leave of absence (without pay) granted to an Employee by an Employer under its established leave policy.

BENEFICIARY

     The person (or persons) entitled to receive any benefit under the Plan in the event of a Participant's death. See Section 15(b).

BOARD OF DIRECTORS

     The Board of Directors of the Company.

BREAK IN SERVICE

     A Plan Year in which a Participant is not credited with more than 500 Hours of Service by reason of his termination of Service. See Section 12(b).

BUYOUT

     A transaction or series of related transactions by which the Company is sold, either through the sale of a Controlling Interest in the Company's voting stock or through the sale of substantially all of the Company's assets, to a party not having a Controlling Interest in the Company's voting stock on the date of execution of this Agreement.

CAPITAL ACCUMULATION

     A Participant's vested, nonforfeitable interest in his Accounts under the Plan. See Section 10.

CHANGE IN CONTROL

     A Buyout, Merger or Substantial Change in Ownership.

CODE

     The Internal Revenue Code of 1986.

COMMITTEE

     The Administrative Committee appointed by the Board of Directors to administer the Plan. See Section 18.

COMPANY

     Guaranty Bancshares, Inc., a corporation organized under the laws of Texas and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
                                       2.2

COMPANY STOCK

     Shares of capital stock issued by the Company, which are either voting common stock or preferred stock (convertible into voting common stock) and which shares constitute "employer securities" under Section 409(l) of the Code.

COMPANY STOCK ACCOUNT

     The Account of a Participant which reflects his interest in Company Stock held under the Plan. See Section 6(e).

COMPENSATION

     The total remuneration paid to an Employee by the Employer in each Plan Year for personal services, excluding (a) contributions to a plan of deferred compensation (to the extent contributions are not included in gross income of the employee for the taxable year contributed) and distributions from such a deferred compensation plan (whether or not includable in gross income), (b) amounts realized in connection with the exercise of non-qualified stock options (or the sale exchange or other disposition of qualified stock options) and amounts which receive special tax benefits.

CONTROLLING INTEREST

     Controlling Interest shall mean ownership, either directly or indirectly, of more than (20%) of the Company's voting stock.

CREDITED SERVICE

     The number of calendar years during which an Employee is credited with at least 1000 Hours of Service. See Section 13.

DEFINED CONTRIBUTION DOLLAR LIMITATION

     The dollar amount of $30,000, or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year.

EMPLOYEE

     Any common-law employee of an Employer.

EMPLOYER

     The Company, Guaranty Bank, Talco Bank, and any other Affiliated Company which is designated by the Board of Directors as an Employer and which adopts the Plan for the benefit of its Employees.

                                       2.3

EMPLOYER CONTRIBUTIONS

     Payments made to the Trust by an Employer which include Basic Contributions, Matching Contributions, and Optional Contributions. See
     Section 4.

EMPLOYER DISCRETIONARY BASIC CONTRIBUTIONS

     Plan contributions made pursuant to Plan Section 4(l)(a)(3).

EMPLOYER DISCRETIONARY MATCHING CONTRIBUTIONS

     Plan contributions made pursuant to Plan Section 4(l)(a)(2).

EMPLOYER DISCRETIONARY OPTIONAL CONTRIBUTIONS

     Plan contributions made pursuant to Plan Section 4(l)(a)(4).

ERISA

     The Employee Retirement Income Security Act of 1974, as amended.

FINANCED SHARES

     Shares of Company Stock acquired by the Trust with the proceeds of an Acquisition Loan.

FORFEITURE

     Any portion of a Participant's Accounts which does not become a part of his Capital Accumulation upon the occurrence of a Break in Service. See Section 12(b) and (c).

HIGHLY COMPENSATED PARTICIPANT

     Any Employee who, in accordance with Code Section 414(q), during the year or the preceding year: (A) was at any time a five percent (5%) owner of the Employer, (B) received compensation from the Employer in excess of $75,000,
     (C) received compensation from the Employer in excess of $50,000 and was in the top-paid group of Employees for such year (defined as the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during such year) , or (D) was at any time an officer and received compensation greater than fifty percent (50%) of the amount in effect under
     Section 415(b)(1)(A for such year. See Section 4(2)(c).

                                       2.4

HOUR OF SERVICE

     Each hour of Service for which an Employee is credited under the Plan, as described in Section 3(d).

KEY EMPLOYEE

     Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Plan Year (or any of the four preceding plan years) was an officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under
     Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of both more than .5% interest, as well as one of the ten (10) largest interests in the Employer if such individual's Compensation exceeds 100 percent (100%) of the dollar limitation under
     Section 415(c)(1)(A) of the Code, a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer who has an annual Compensation of more than $150,000.

LOAN  SUSPENSE ACCOUNT

     The account to which financed shares are credited and maintained while an Acquisition Loan is outstanding. See Sections 5(b) and 6(e).

MERGER

     A transaction or series of transactions wherein the Company is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Company's voting stock on the date of execution of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

NON-KEY EMPLOYEE

     Any Employee or former Employee not defined as a Key Employee.

OTHER INVESTMENTS ACCOUNT

     The portion of the Optional Contribution Account of a Participant which reflects his interest under the Plan attributable to Trust Assets other than Company Stock. See Section 6(e).

PARTICIPANT

     Any Employee who is participating in this Plan. See Section 3.

PLAN

     Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with Section 401(k) provisions), which includes the Trust Agreement.

                                      2.5

PLAN YEAR

     The twelve-month period ending on each Anniversary Date.

PROFIT SHARING ACCOUNT

     The Account of each Participant representing his interest in the Profit Sharing Plan prior to its restatement.

PROFIT SHARING PLAN

     The Guaranty Bancshares, Inc. Employee Savings Plan, a profit sharing plan containing 401(k) provisions, originally effective January 1, 1985, and of which this Plan is a restatement.

SUBSTANTIAL CHANGE IN OWNERSHIP

     A transaction or series of transactions in which a Controlling Interest in the Company is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Company on the date that this Agreement was executed. The above shall not apply to stock purchased by the Plan.

SALARY REDUCTION ACCOUNT

     The account balance of a Participant attributable to Salary Reduction Contributions.

SALARY REDUCTION CONTRIBUTIONS

     Plan contributions made as a result of the salary reduction elections of Participants pursuant to Plan Section 4(2).

SERVICE

     Employment with the Company (or an Affiliated Company).

TREASURY REGULATION

     A regulation promulgated under Title 26 of the Code of Federal Regulation and formally adopted pursuant to a Treasury Directive.

TRUST

     Guaranty Bancshares, Inc. Employee Stock Ownership Trust, created by the Trust Agreement entered into between the Company and the Trustee.

                                       2.6

TRUST AGREEMENT

     The agreement between the Company and the Trustee establishing the Trust and specifying the duties of the Trustee.

TRUST ASSETS

     The Company Stock and other assets held in the Trust for the benefit of Participants. See Section 5.

TRUSTEE

     The Board of Trustees (and any successor Trustee) appointed by the Board of Directors to hold and invest the Trust Assets. See Section 18.

VESTED ACCOUNT

     The fair market value of a Participant's nonforfeitable benefit under the Plan.

                                       2.7

Section 3. ELIGIBILITY AND PARTICIPATION.

       (a) All Employees participating in the Profit Sharing Plan as of the adoption date will remain Participants. Thereafter, each Employee will become a Participant on the January 1 or July 1 coinciding with or next following date of hire, assuming employment in a position requiring at least 1,000 Hours of Serve in a Plan Year.

      (b) A Participant is generally entitled to share in the allocations of Forfeitures for a Plan Year in which he is credited with at least 1000 Hours of Service. A Participant is entitled to share in Employer Basic and Optional Contributions only for a Plan Year in which he is credited with at least 1000 Hours of Service and in which he was an Employee (or on Approved Absence) on the Anniversary Date. A Participant shall also share in the allocations of Employer Contributions for the Plan Year of his retirement, disability or death (as provided in Section 12).

      (c) A former Employee who is reemployed by an Employer and has previously satisfied the eligibility requirements of Section 3(a) shall become a Participant as of his date of reemployment. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence. Failure to return to work by the end of the Approved Absence wil.1 terminate Service as of the beginning of the Approved Absence.

      (d) HOURS OF SERVICE. For purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules shall be applied:

            (1) Hours of Service shall include:

                                       3.1

      (a) each hour of Service for which an Employee is paid, or entitled to payment, for the performance of duties, with such hours of Service being credited in the Plan Year in which the duties are performed; and

      (b) each hour of Service for which an Employee is paid, or entitled to payment, for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no more than 501 Hours of Service need be credited for one continuous period during which an Employee does not perform duties; and

      (c) each hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to; provided, however, that Hours of Service credited under either subparagraph (a) or (b) above shall not be credited under this subparagraph (c). These Hours of Service will be credited to Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

(2) The crediting of Hours of Service shall be determined by the Committee in accordance with the rules set forth in Section 2530.200b-2(b) and (c) of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

(3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

(4) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414 (c) of the Code), of which an Employer is, or may become, a member.

(5) For purposes of determining whether an Employee has incurred a Break in Service and for vesting and participation purposes, if an Employee begins a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code, his Hours of Service shall include the Hours of Service that would have been credited to him if he had not been so absent (or eight (8) Hours of Service for each day of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins (if such crediting

                                       3.2
     will prevent him from incurring a Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. For purposes of this provision, a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code pertains to a Participant who is absent from work for any period by reason of the pregnancy of the Participant, by reason of the birth of a child of the Participant, by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

                                       3.3

Section 4. EMPLOYER AND EMPLOYEE CONTRIBUTIONS.

1.   EMPLOYER CONTRIBUTIONS

        (a) The Employer shall contribute the following amounts to the Plan each Plan Year:

      1. The amount of each Participant Is Salary Contribution made pursuant to Section 4(2). As provided in Section 12 (a), the interests of a Participant in the Salary Reduction Contributions allocated to his account will always be 100% vested.

      2. An Employer Discretionary Matching Contribution on behalf of each Participant up to a maximum of one hundred percent (100%) of the Participant's Salary Reduction Contributions, provided, however, that the Board of Directors shall have the discretion, on an annual basis, Contributions are matched, which shall in no event exceed four percent (4%) of a Participant's compensation.

                    The interests of a Participant in Employer Matching
              Contributions made prior to August 20, 1992 and in seventy-five percent (75%) of Employer matching Contributions made on or after August 20, 1992 will become nonforfeitable pursuant to the vesting schedule contained in Section 12(a).

                    The interests of a Participant in twenty-five percent (25%)
              of Employer Matching Contributions made on or after August 20, 1992 will always be 100% vested.

        3. An Employer Discretionary Basic Contributions, which shall be determined at the sole discretion of the Board of Directors. As provided in Section 12(a), the interests of a Participant in the Employer Basic Contributions allocated to his account will always be 100% vested.

        4. An Employer Discretionary Optional Contribution, which shall be determined in the sole discretion of the Board of Directors. The interests of a Participant in the Employer Optional Contributions allocated to his account will become nonforfeitable pursuant to the vesting schedule contained in Section 12(a).

        (b) Salary Reduction Contributions shall be paid to the Trustee promptly (and in no event later than 30 days after the end of the Plan Year following each pay period).
                                       4.1

     (c) Employer Discretionary Matching, Basic, and Optional Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Employer's Federal income tax return for that Plan Year.

     (d) In the event Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Employer (upon the request of the Employer) by the Trustee within one (1) year after the payment to the Trust.

2. EMPLOYEE SALARY REDUCTION CONTRIBUTIONS

     (a) A Participant may authorize his Employer to contribute to the Trust on his behalf Salary Reduction Contributions. Such Salary Reduction Contributions shall be stated as a whole percentage, and shall not be less than 1%, or more than 15%, of the Participant's Compensation. The total amount of Salary Reduction Contributions for any Plan Year shall not exceed $8,728, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

     (b) Each Participant electing to have his Employer contribute Salary Reduction Contributions on his behalf during the Plan Year shall file a written notice with the Plan Administrator at least thirty (30) days prior to the January lst or July lst that he intends such election to take effect. This requirement shall be waived on adoption of the Plan and each Participant shall be given a reasonable time to elect Salary Reduction Contributions. Such written notice shall contain an election of the percentage of his Compensation to be contributed and authorization for his Employer to reduce his Compensation by such amount. Salary Reduction Contributions may be suspended at any time by giving prior written notice. After suspension, the Participant shall not be eligible for further Salary Reduction Contributions until the beginning of the next Plan Year. A

                                       4.2

Participant may change the percentage of his Salary Reduction Contributions only as of the January lst or July lst of any Plan Year, but upon not less than thirty (30) days prior written notice. A Participant shall be fully vested at all times in the portion of his Account from Salary Reduction Contributions.

     (c) For any Plan Year, the Committee shall have the right to limit or reduce the Salary Reduction Contributions of the Highly Compensated Participants in order to insure that the Maximum Deferral Percentage Limit under Code Section 401(k) is not exceeded. Furthermore, in accordance with Treasury Regulation 1.401(k)-l(f), the Employer may make additional Basic Contributions, Optional Contributions and/or Matching Contributions or may distribute or recharacterize such contributions made during the Plan Year in order to provide that the Maximum Deferral Percentage Limit under Code Section 401(k) is not exceeded. The Maximum Deferral Percentage Limit under Code Section 401(k) is equal to the greater of Limit 1 or Limit 2:

     Limit 1. The Actual Deferral Percentage of the Highly Compensated Participants may not exceed one hundred twenty-five percent (125%) of the Actual Deferral Percentage of all other Participants; or

     Limit 2. The Actual Deferral Percentage of the Highly Compensated Participants may not exceed the lesser of:

               (a) The Actual Deferral Percentage of all other Participants, plus two percent (2%) or

               (b) The Actual Deferral Percentage of all other Participants, multiplied by two hundred percent (200%).

     Actual Deferral Percentage with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Salary Reduction Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant's Compensation for such Plan Year. In the case of a

                                       4.3

Highly Compensated Participant who is eligible to have Salary Reduction Contributions paid into a trust fund to his account under two or more plans maintained by the Employer, the Actual Deferral Percentage shall be determined as if all such Salary Reduction Contributions were made under a single arrangement. Furthermore, for purposes of determining the Actual Deferral Percentage of a Highly Compensated Participant, the amount of Salary Reduction Contributions paid into the Trust Fund on his behalf shall include Salary Reduction Contributions made on behalf of certain family members described in
Section 414(q)(6).

     (d) In the event the Maximum Deferral Percentage Limit under Code Section 401(k) is exceeded, the amount of excess contributions for a Highly Compensated Participant shall be either recharacterized or distributed pursuant to Treasury Regulation 1.401(k)-1(f)(2) and will be determined in the following manner. First, the Actual Deferral Percentage (ADP) of the Highly Compensated Participant with the highest ADP will be reduced to the extent necessary to satisfy the Maximum Deferral Percentage Limit under Code Section 401(k) or to cause such Participant's ADP to equal the ADP of the Highly Compensated Participant with the next highest ADP. Second, this process is repeated until the Maximum Deferral Percentage Limit under Code Section 401(k) is satisfied. For each such Highly Compensated Participant whose ADP is reduced, the amount of such Participant's excess contributions is equal to the Participant's total Basic and Salary Reduction Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's ADP (determined after application of this paragraph) by such Participant's Compensation. In the case of a Highly Compensated Participant whose ADP is determined pursuant to the Code Section 414(q)(6) family aggregation rules, the determination of

                                       4.4
the amount of excess assets shall be made pursuant to Treasury Regulation 1.401(k)-l(f)(5)(ii).

     The amount of a Participant's excess contributions distributed or recharacterized pursuant to Treasury Regulation 1.401(k)-I(f) shall be reduced by any excess deferrals previously distributed or recharacterized during such Plan Year. The distribution or recharacterization of excess contributions will include any income attributable thereto from the date such excess contributions were made until such date of recharacterization or distribution. The distribution or recharacterization of any excess contribution is to be made prior to the two and one-half month period following the end of the Plan Year in which such excess contributions were made. Any recharacterized excess contributions will remain subject to Plan provisions applicable to Salary Reduction Contributions.

     (e) In the event a Participant's Salary Reduction Contribution or Employer
Contribution:

          (1)  is made under a mistake of fact;

          (2)  is conditioned upon initial qualification of the Plan under Code
               Section 401(a) and the Plan does not so qualify,

the contribution may be returned to the Employer within one (1) year after the payment of the contribution, the disallowance of the deduction to the extent disallowed, or the date of denial of the qualification of the Plan, whichever is applicable. Except as provided under this paragraph, the assets of the Plan will be used for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and for defraying reasonable administrative expenses of the Plan.

3.   LIMITATIONS ON MATCHING CONTRIBUTIONS

     (a) For any Plan Year, the Committee shall have the right to limit or reduce the Matching Contributions attributable to the Highly Compensated Participants in order

                                       4.5
to insure that the Maximum Contribution Percentage Limit under Code Section 401(m) is not exceeded. The Maximum Contribution Percentage Limit under Code
Section 401(m) is equal to the greater of Limit 1 or Limit 2:

     Limit 1. The Actual Contribution Percentage of the Highly Compensated Participants may not exceed one hundred twenty-five percent (125%) of the Actual Contribution Percentage of all other Participants; or

     Limit 2. The Actual Contribution Percentage of the Highly Compensated Participants may not exceed the lesser of:

               (a) The Actual Contribution Percentage of all other Participants, plus two percent (2%) or

               (b) The Actual Contribution Percentage of all other Participants, multiplied by two hundred percent (200%).

     Actual Contribution Percentage with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Matching Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant's Compensation for such Plan Year. A Participant's Matching Contributions are to be taken into account if they are paid to the Trust during the Plan Year or are paid to an agent of the Plan and are transmitted to the Trust within a reasonable period after the end of the Plan Year. In the case of a Participant who has Matching Contributions, the Actual Contribution Percentage is considered to be zero. In the case of a Highly Compensated Participant who is eligible to have Matching Contributions paid into a trust fund to his account under two or more plans maintained by the Employer, the Actual Contribution Percentage shall be determined as if all such Matching Contributions were made under a single arrangement. Furthermore, for purposes of determining the Actual Contribution Percentage

                                       4.6
of a Highly Compensated Participant, the amount of Matching Contributions paid into the Trust Fund on his behalf shall include Matching Contributions made on behalf of certain family members described in Code Section 414(q)(6) and the Treasury Regulations thereunder.

     (b) In the event the Maximum Contribution Percentage Limit under Code
Section 401(m) is exceeded, the amount of excess contributions for a Highly Compensated Participant will be distributed or forfeited pursuant to Treasury Regulation 1.401(m)-l(e) and determined in the following manner. First, the Actual Contribution Percentage (ACP) of the Highly Compensated Participant with the highest ACP will be reduced to the extent necessary to satisfy the Maximum Contribution Percentage Limit under Code Section 401(m) or to cause such Participant's ACP to equal the ACP of the Highly Compensated Participant with the next highest ACP. Second, this process is repeated until the Maximum Contribution Percentage Limit under Code Section 401(m) is satisfied. For each such Highly Compensated Participant whose ACP is reduced, the amount of such Participant's excess contributions is equal to the Participant's total Matching Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's ACP (determined after application of this paragraph) by such Participant's Compensation. In the case of a Highly Compensated Participant whose ACP is determined pursuant to the Code
Section 414(q)(6) family aggregation rules, the determination of the amount of excess assets shall be made pursuant to Treasury Regulation 1.401(m)-l(e)(4)(ii).

     The amount of a Participant's excess contributions distributed shall be reduced by any excess contributions previously distributed during such Plan Year. The distribution of excess contributions will include any income attributable thereto from the date such excess contributions were

                                       4.7
made until such date of recharacterization or distribution. The distribution of any excess contribution is to be made prior to the two and one-half month period following the end of the Plan Year in which such excess contributions were made. Any recharacterized excess contributions will remain subject to Plan provisions applicable to Matching Contributions. (c) For any Plan Year, the application of the Maximum Deferral Percentage and Contribution Percentage Limitations pursuant to Sections 4(2)(c) and 4(3)(d) of the Plan shall be made in accordance with the multiple use limitations under Treasury Regulation 1.401(m)-2.

     (d) To the extent Matching Contributions are used, pursuant to Plan Section 4(2)(c), to compute the Maximum Deferral Percentage Limit under Code Section 401(k), they will not be used to compute the Maximum Contribution Percentage Limit under Code Section 401(m). Furthermore, at the election of the Employer, Basic Contributions (to the extent not utilized to compute the Maximum Deferral Percentage Limit under Code Section 401(k) may be used in the computation of the Maximum Contribution Percentage Limit under Code Section 401(m).

4. EMPLOYEE ROLLOVER CONTRIBUTION

     (a) With the Employer's consent, a Rollover Contribution may be made by or for an Employee if either of the following conditions are met:

     (1) The Contribution is a rollover contribution which the Code permits to be transferred to a plan that meets the requirements of Section 401(a) of the Code; and

     (2) The Contribution is made within 60 days after the Employee receives or would be entitled to receive the distribution; and

     (3) The Employee furnishes evidence satisfactory to the Committee that proposed transfer is in fact a rollover contribution which meets conditions (1) and (2) above.

     -OR-
                                       4.8

     (4) The contribution is made pursuant to Plan Section 23 diversification requirements.

     The Rollover Contribution may be made by the Employee or may be made with his consent by the named fiduciary of another plan. The Contribution will be made according to procedures set up by the Committee.

     (b) If the Employee is not a Participant at the time the Rollover Contribution is made, he will be deemed to be a Participant only for the purposes of investment and distribution of the Rollover Contribution. No Employer Contribution will be made for him and he may not make Participant Contributions, until the time he meets all of the requirements to become a Participant.

     (c) Any Rollover Contribution made by or for an Employee is credited to his Account when made and is at all times fully vested and nonforfeitable.

                                       4.9

Section 5. INVESTMENT OF TRUST ASSETS.

     (a) Trust Assets under the Plan will be invested by the Trustee, with the exception provided in (c), primarily in Company Stock in accordance with the Trust Agreement. Employer Contributions (and other Trust Assets) may be used to acquire shares of Company Stock from Company shareholders or from the Company. The Trustee may also invest Trust Assets in such other prudent investments as the Trustee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash. All purchases of Company Stock by the Trustee shall be made at prices which do not exceed the fair market value of Company Stock, as determined in good faith by the Trustee in accordance with the provisions of
Section 18. The Trustee may invest and hold up to one hundred percent (100%) of the Trust Assets in Company Stock.

     (b) The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock (Financed Shares) for the Plan or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. If the lender is a party in interest (as defined in ERISA), Financed Shares may be transferred to the lender only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. Any pledge of Financed Shares must provide for the release of

                                    5.1
the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts under Section 6(e). Payments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Employer Contributions to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions, from Salary Reduction Contributions, and from any dividends received by the Trust on such Financed Shares.

     (c) Salary Reduction Contributions and the Profit Sharing Account will not normally be invested in Company Stock. However, a Participant may, with the consent of the Trustee, direct the investment of his Salary Reduction Account and/or Profit Sharing Account in a Company Stock Fund, the principal investment goal of which shall be capital appreciation primarily through investment in Company Stock. In addition to the Company Stock Fund, the Trustee may establish other Investment Funds (such as an Equity Fund or Fixed Income Fund) with differing investment goals.

     (d) The Committee may also authorize the purchase of life insurance on the life of a shareholder made payable to the trust. The purpose of any such purchase of life insurance shall be primarily to provide liquidity to acquire Company Stock for the benefit of participants.

     (e) As of each Anniversary Date, the Trustee shall determine the fair market value of each Investment Fund being administered by the Trustee. With respect to each such Investment Fund, the Trustee shall determine the net gain or loss resulting from expenses paid, and realized and unrealized gains and losses. After each Anniversary Date, the net gain or loss of

                                       5.2
each Investment Fund shall be allocated by the Trustee to the Accounts of Participants participating in such Investment Fund.

     The reasonable and equitable decision of the Trustee as to the value of each Investment Fund and of any Account as of each Anniversary Date shall be conclusive and binding upon all Participants having any interest, direct or indirect, in the Investment Funds or in any Account.

                                       5.3

Section 6. ALLOCATIONS TO PARTICIPANT'S ACCOUNT.

     Separate Accounts shall be established to reflect each Participant's interest under the Plan.

     (a) EMPLOYER MATCHING CONTRIBUTION ACCOUNT. The Employer Matching Contribution Account maintained for each Participant will be credited annually with the amount of the Employer Matching Contribution allocable to such Participant, as determined pursuant to Section (4)(1)(a)(2), and with his share of the net income (or loss) of the Trust.

     (b) EMPLOYER BASIC CONTRIBUTION ACCOUNT. The Employer Basic Contribution Account maintained for each Participant will be credited annually with his allocable share of Employer Basic Contributions and with his share of the net income (or loss) of the Trust. Employer Basic Contributions under Section 4 shall be allocated as of the Anniversary Date among the Accounts of Participants so entitled under Section 3(b) in a manner necessary to satisfy the nondiscrimination requirements of the Code.

     (c) EMPLOYEE SALARY REDUCTION ACCOUNT. The Employee Salary Reduction Contribution Account maintained for each Participant will be credited (or debited) annually with his share of the net income (or loss) of the Trust, his Salary Reduction Contributions, if any, made during the Plan Year, and with any financed shares released from the Loan Suspense Account on account of his Salary Reduction Contributions.

     (d) EMPLOYEE ROLLOVER CONTRIBUTION ACCOUNT. The Rollover Contribution Account maintained for each Participant will be credited (or debited) annually with his share of net income (or loss) of the Trust and with his Rollover Contributions, if any, made during the Plan Year.

     (e) EMPLOYER OPTIONAL CONTRIBUTION ACCOUNTS. A separate Company Stock Account and Other Investments Account shall be established to reflect each Participant's interest under the

                                       6.1

Employer Optional Contribution portion of the Plan. The Company Stock Account maintained for each Participant will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with any Forfeitures of Company Stock and with any stock dividends on Company Stock allocated to his Company Stock Account. Financed Shares shall initially be credited to a Loan Suspense Account and shall be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be determined by the Committee as described under (e)(1) and (e)(2) below.

     (1) GENERAL Rule. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal or principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal or principal and interest on the Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the Anniversary Date of the Plan Year.

     (2 ) SPECIAL Rule. The Committee may elect (at the time an Acquisition Loan is incurred) or the provisions of the Acquisition Loan may provide for the release of shares from the Loan Suspense Account based solely upon the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method

                                       6.2
may be used only if: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

     (3) OTHER INVESTMENTS ACCOUNTS. The Other Investments Account maintained for each Participant will be credited (or debited) annually with his share of the net income (or loss) of the Trust, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and with his allocable share of Employer Contributions in cash and any Forfeitures from Other Investments Accounts. Such Account will be debited for the Participant's share of any cash payments made for the acquisition of Company Stock or for the repayment of any principal and interest on an Acquisition Loan.

     The allocations to Participants' Accounts for each Plan Year will be made as follows under the remaining subsections of this Section.

     (f) EMPLOYER CONTRIBUTIONS AND FORFEITURES. Employer Contributions under
Section 4 and Forfeitures under Section 12(b) and (c) for each Plan Year will be allocated as of the Anniversary Date among the Accounts of Participants so entitled under Section 3(b) in the ratio which the Adjusted Compensation of each such Participant bears to the total Adjusted Compensation of all such Participants for that Plan Year.

     (g) ALLOCATION LIMITATIONS. For each Plan Year, the Annual Additions with respect to any Participant may not exceed the lesser of:

                                       6.3

          (1) Twenty-five percent (25%) of his compensation (within the meaning of Code Section 415(c)(3)); or

          (2)   The Defined Contribution Dollar Limitation.

For this purpose, "Annual Additions" shall be the total amount of any Employer Contributions, Salary Reduction Contributions, Voluntary Participant Contributions and Forfeitures (including any income attributable to Forfeitures and amounts described in Code Sections 415(L)(1) and 419A(d)(2)) allocated to the Participant in this Plan and any other Employer defined contribution plan. For purposes of applying these limitations only, the Plan uses the safe harbor definition of Compensation pursuant to Section 1.415-2(d)(8) of the Treasury Regulations'. as defined in Section 2 of the Plan. In computing Annual Additions, Forfeitures of Company Stock and Employer Contributions of Company Stock shall be based on the fair market value of Company Stock as of the Anniversary Date.

     Prior to the allocation of the Employer Contributions for any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitation described herein to be exceeded as to any Participant. In the event that the limitation is exceeded for any Participant due to the allocation of a forfeiture or a reasonable error in the estimation of a Participant's Compensation, the excess shall be maintained in a separate suspense account and shall be allocated in the next subsequent Plan Year as if such amounts were an additional contribution to the appropriate Account. No contributions which would be included in the next limitation year's Annual Addition may be made before the total suspense account has been reallocated.

     Any excess amount shall be reallocated among the Accounts of the other Participants according to the ratio which the Adjusted Compensation of each such Participant bears to the total Adjusted Compensation of all such Participants for the Plan Year, to the extent possible without exceeding the limitations with respect to any other Participant for that Plan Year.

                                       6.4

     In addition, for any Participant who was covered under a defined benefit plan, Annual Additions may not be allocated to his Accounts (under this Plan) in amounts which cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed 1.0 for any Plan Year. For this purpose, the "defined benefit plan fraction" shall have as its numerator the projected annual benefit of the Participant under the defined benefit plan as of the Anniversary Date and shall have as its denominator the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year; or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such Plan Year. The "defined contribution plan fraction" shall have as its numerator the total of the Annual Additions of the Participant (under this Plan and any other Employer defined contribution plan) for all Plan Years and shall have as its denominator the sum of. the lesser of the following amounts determined for such Plan Years and for each prior year of Service with an Employer: (i) the product of 1.25 multiplied by the dollar limitation taken into account under Section 415(c)(1)(A) of the Code for the year; or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such year.

     (h) SPECIAL LIMITATION PROVISION. Any Employer Contributions which are applied by the Trust (not later than the due date, including extensions, for filing the Company's Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual

                                       6.5

Additions under Section 6(g); provided, however, that the provisions of this
Section 6(h) shall be applicable only for Plan Years for which not more than one-third (1/3) of the Employer Contributions applied to pay principal or interest, or both, on an Acquisition Loan are allocated to Participants who are highly compensated employees within the meaning of Code Section 414(q).

     (i) NET INCOME (OR LOSS) OF THE TRUST. The net income (or loss) of the Trust for each Plan Year will be determined as of the Anniversary Date. Each Participant's share of the net income (or loss) will be allocated to his Accounts in the ratio which the balance of such Accounts on the preceding Anniversary Date (reduced by the amount of any distribution of Capital Accumulation from such Account during the Plan Year) bears to the sum of the Account balances for all Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends and other income and gains (or loss) attributable to Trust Assets (other than any dividends on Company Stock allocated to Company Stock Accounts) since the preceding Anniversary Date, reduced by any expenses charged to the Trust Assets for that Plan Year. The computation of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

     (j) DIVIDENDS ON COMPANY STOCK. Cash dividends received on shares of Company Stock allocated to Participants' Accounts will be allocated to the respective Other Investments Account portion of the Employer Optional Contribution Accounts of those Participants. Cash dividends received on unallocated shares of Company Stock shall be included in the computation of net income (or loss) of the Trust. Stock dividends received on Company Stock shall be credited to the Accounts to which such Company Stock was

                                       6.6
allocated. Any cash dividends which are currently distributed to Participants or used to repay a loan to the ESOP under Sections 17(b) or (c) shall not be credited to their Other Investments Account portion of the Employer Optional Contribution Account. Furthermore, any cash dividends used to pay administrative expenses of the Plan shall not be credited to Participants' Other Investments Account portion of the Employer Optional Contribution Account.

     (k) ACCOUNTING FOR ALLOCATIONS. The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section. The Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Company Stock Account. The Committee shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loans. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section and the requirements of the Code and ERISA.

     (1) LIMITATION ON ALLOCATION TO CERTAIN SHAREHOLDERS. To the extent that a Company shareholder sells qualifying Company securities to the Plan Trust and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of the Company securities purchased in the nonrecognition transaction (or any dividends or other income attributable thereto) may accrue or be allocated:

          (1) during the nonallocation period (the ten year period beginning on the later of (i) the date of the sale of the is qualified Company securities, or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale) for the benefit of:

                                       6.7

               (A)  the selling shareholder;

               (B) the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder referred to above;

          OR

          (2) for the benefit of any other person who owns after application of Code Section 318(a) more than 25% of:

               (A) any class of outstanding stock of the Company or of any corporation which is a member of the same controlled group of corporations within the meaning of subsection(1)(4) as the Company, or

               (B) the total value of any class of outstanding stock of the Company or any such corporation described in (2)(A) above.

For the purposes of this subparagraph (1)(2), Code Section 318(a) shall be applied without regard to the employee trust exception in Section
318(a)(2)(B)(i).

                                       6.8

Section 7. EXPENSES OF THE PLAN AND TRUST.

     All expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets. The Company may pay all or any portion of such expenses, and payment of expenses by the Company shall not be deemed to be Employer Contributions.

                                       7.1

Section 8. VOTING COMPANY STOCK.

     All Company Stock in the Trust shall normally be voted by the Trustee in such manner as it shall determine in its sole discretion. However, with respect to any corporate matter which involves the voting of Company Stock as to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in Code regulations, each Participant will be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his Company Stock Account but only to the extent required by Sections 401(a)(22) and 409(e)(3) of the Code and the regulations thereunder. In that event, any allocated Company Stock with respect to which voting instructions are not received from Participants shall not be voted, and all Company Stock which is not then allocated to Participants' Company Stock Accounts shall be voted in the manner determined by the Trustee.

                                       8.1

Section 9. DISCLOSURE TO PARTICIPANTS.

     (a) SUMMARY PLAN DESCRIPTION. Each Participant shall be furnished with the summary plan description required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

     (b) SUMMARY _ANNUAL REPORT. Within nine (9) months after each Anniversary Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form required by regulations of the Department of Labor.

     (c) ANNUAL STATEMENT. Following each Anniversary Date, each Participant shall be furnished with a statement reflecting the following information:

     (1) The balance (if any) in his Accounts as of the beginning of the Plan Year.

     (2) The amounts of Employer Contributions, Salary Reduction Contributions, and Forfeitures allocated to his Accounts for that Plan Year.

     (3) The adjustments to his Accounts to reflect his share of dividends (if any) on Company Stock and the net income (or loss) of the Trust for that Plan Year.

     (4) The new balance in his Accounts, including the number of shares of Company Stock allocated to his Company Stock Account and the fair market value of Company Stock as of that Anniversary Date.

     (5) His number of years of Credited Service and his vested percentage in his Account balances (under Sections 12 and 13) as of that Anniversary Date.

     (d) ADDITIONAL DISCLOSURE. The Committee shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the

                                       9.1

Committee shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

                                       9.2

Section 10.  CAPITAL ACCUMULATION.

     A Participant's vested (nonforfeitable) interest under the Plan is called his Capital Accumulation. His Capital Accumulation shall be determined in accordance with the provisions of Sections 11 and 12. Each Participant's Capital Accumulation will be distributed as provided in Sections 14 and 15.

                                      10.1

Section 11.  RETIREMENT, DISABILITY, OR DEATH.

     Upon a Participant's retirement, disability or death, his Capital Accumulation will be the total of his Account balances (100% vested). The Participant will share in the allocation of Employer Contributions and Forfeitures for the Plan Year in which his Service terminates by retirement, disability, or death.

     A Participant will be treated as having retired under the Plan if his Service ends by any of the following:

(a)  NORMAL RETIREMENT

A Participant's Normal Retirement Age is his sixty-fifth (65th) birthday. Upon attaining his Normal Retirement Age while employed by the Company (or an Affiliated Company), a Participant's Account balances will become nonforfeitable.

(b)  EARLY RETIREMENT

A Participant may elect early retirement under the Plan at any time after he has attained age fifty-five (55) and completed at least ten (10) years of Service.

(c)  DEFERRED RETIREMENT

     In the event a Participant's Service continues beyond his Normal Retirement Age, he shall continue to participate in the Plan.

(d)  DISABILITY RETIREMENT

     If the Committee determines that a Participant has suffered a disability (while employed by the Company or an, Affiliated Company) of a type that entitles him to receive total disability benefits under Social Security, he will be granted disability retirement under the Plan without regard to his age or period of Service.

                                      11.1

Section 12. OTHER TERMINATION OF SERVICE, BREAK IN SERVICE, VESTING AND
            FORFEITURES.

     (a) If a Participant's Service terminates for any reason other than his retirement, disability or death, his Capital Accumulation attributable to Employer Optional Contributions, Employer Matching Contributions made before August 20, 1992, and seventy-five percent (75%) of Employer Matching Contributions made on or after August 20, 1992 will be determined on the basis of his nonforfeitable interest, in accordance with the following vesting schedule:

                  CREDITED SERVICE                     NONFORFEITABLE
                  UNDER SECTION 13                       PERCENTAGE
                  ----------------                       ----------
                  Less than Three Years                       0%
                  Three Years                                20%
                  Four Years                                 40%
                  Five Years                                 60%
                  Six Years                                  80%
                  Seven Years or More                       100%

A Participant is 100% vested at all times in his Account due to Employer Basic Contributions, twenty-five percent (25%) of Employer Matching Contributions made on or after August 20, 1992, and in Employee Salary Reduction and Rollover Contributions. A Participant will not share in the allocation of Employer Contributions and Forfeitures for the Plan year if his Service terminates prior to the Anniversary Date (except for reasons of retirement, disability or death).

     (b) Any portion of the final balances in a Participant's Accounts which is not vested (and does not become part of his Capital Accumulation) will become a Forfeiture upon the occurrence of a Break in Service, provided the Participant has first received a distribution of his nonforfeitable interest in his Account balances. If the Participant has not received a distribution of his Account

                                      12.1
balances, then the portion of his Account balance which is not vested shall be forfeited only upon the occurrence of a five-consecutive-year Break in Service. Forfeitures shall first be charged against a Participant's Other Investments Account, with any balance charged against his Company Stock Account at the then fair market value of Company Stock. Financed Shares shall be forfeited only after other shares of Company Stock have been forfeited. Forfeitures will be reallocated among the Participants, as provided in Section 6(f), as of the Anniversary Date of the Plan Year in which a Break in Service occurs. A Break in Service will occur only in a Plan Year for which a Participant is not credited with more than 500 hours of Service and is not an Employee on the Anniversary Date by reason of his termination of Service.

     (c) RESTORATION OF FORFEITED ACCOUNTS. If a Participant is reemployed after a one-year Break in Service but prior to the occurrence of a five-consecutive-year Break in Service, the portion of his Accounts (attributable to the prior period of Service) that was forfeited upon the occurrence of a one-year Break in Service shall be restored as if there-had been no Forfeiture, provided the Participant repays any amounts previously distributed. Such restoration shall be made out of Forfeitures in the Plan Year of reemployment (prior to allocations under Section 6(f)). To the extent such Forfeitures are not sufficient, the Company shall make a special contribution to the Participant's restored Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 6(g).

     (d) SUBSEQUENT VESTING. If the Participant received a distribution of his Capital Accumulation prior to the occurrence of a five-consecutive-year Break in Service and he is reemployed prior to the occurrence of such a Break in Service, the portion of his Accounts restored under Section 12(c) shall be maintained separately until he becomes one-hundred percent (100%) vested. His Capital Accumulation ("X") attributable to such separate Accounts

                                      12.2
shall be determined (prior to one-hundred percent (100%) vesting) at the time his participation in the Plan subsequently terminates, in accordance with the following formula:
                                X = P(AB + D) - D

For purposes of applying this formula, P is the vested percentage at the time of the subsequent termination; AB is the total of such Account balances at that time; and D is the amount of his Capital Accumulation previously distributed.

     (e) Upon a Change in Control, a Participant will be 100% vested in his Company Stock Account and Other Investments Account.

                                      12.3

Section 13.  CREDITED SERVICE.

     (a) GENERAL Rule. For purposes of vesting, an Employee's Credited Service includes the total number of years of employment in which he is credited with at least 1,000 Hours of Service with the Employer. Credited Service shall include such Service with the Company, any other Employer and any Affiliated Company.

     (b) REEMPLOYMENT. If a former Participant is reemployed after the occurrence of a Break in Service, the following special rules shall apply in determining his Credited Service:

     (1) New Accounts will be established to reflect his interest in the Plan attributable to his Service after the Break in Service.

     (2) If he is reemployed after the occurrence of a five-consecutive-year Break in Service, Credited Service after the Break in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

     (3) After he completes one (1) Plan Year of Credited Service following his reemployment, his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service.

     (4) In the case of a Participant who is reemployed who has not attained a vested interest under this Plan, Service prior to the Break in Service shall not be included in determining his Credited Service provided the number of consecutive one-year Breaks in Service equals or exceeds the greater of five (5), or the aggregate number of years of Credited Service before such consecutive Breaks in Service.

                                      13.1

Section 14.  WHEN CAPITAL ACCUMULATION WILL BE DISTRIBUTED.

     (a) A Participant's Capital Accumulation will be computed following the termination of his Service. The Committee will, upon implementation of the Plan, determine whether distribution of a Participant's Capital Accumulation for any reason other than retirement, disability or death be made: (i) as soon as reasonably possible after termination of Service, (ii) at some set date or dates during the Plan Year, or (iii) as soon as reasonably possible after a Break in Service has occurred. Once such determination has been made by the Committee, it must be applied equally and in a nondiscriminatory manner to all terminating Participants. In the event of a Participant's retirement, disability or death, his Capital Accumulation will be distributed in a single distribution as soon as reasonably possible after the close of the Plan Year in which the Participant retires, is disabled or dies. In no event, however, shall distribution in such case be delayed later than one year after the close of the Plan Year in which the Participant retires, is disabled or dies. Under certain circumstances described in Section 14(d), the Committee may delay the timing of a distribution to the Participant because the Plan lacks sufficient cash liquidity to convert a Participant's Stock Account to cash.

     In no event, however (with the exception of Financed Shares described in the succeeding sentence), shall distribution be deferred more than one year after the close of the fifth Plan Year following the Participant's termination of Service (unless the Participant has been reemployed by the Company at the end of the fifth Plan Year following the termination of Service or the Participant has chosen to delay the distribution of his Capital Accumulation beyond this date). In the event any portion of the Participant's Account consists of Company Stock attributable to a loan made to the Plan (pursuant to Section 5 of the Plan) which has not been fully repaid,

                                      14.1
if the Plan lacks sufficient cash liquidity as described in Section 14(d), the above timing as to distributions may be delayed until the earlier of the Plan Year in which sufficient cash liquidity is available or the Plan Year following the year in which the loan is fully repaid. Once entitled to distribution, the Participant may choose the following alternative modes of distribution:

     (1) Distribution of a Participant's Capital Accumulation in a single distribution at some later date; or

     (2) Distribution of a Participant's Capital Accumulation in substantially equal, annual installments over a period not exceeding five (5) years (provided that such period does not exceed the life expectancy of the Participant); or

     (3)  Any combination of the foregoing.

     Notwithstanding Section 14(a)(2) above, if the fair market value of a Participants' Account attributable to Company Stock is in excess of $500,000 as of the date distribution is to begin, the five-year maximum distribution period shall be extended by one additional year (up to an additional five years) for each $100,000 increment, or fraction of such increment, by which the value of the Participants' Account exceeds $500,000. The $500,000 and $100,000 dollar amounts shall be subject to adjustment in accordance with Section 409(o)(2) of the Code.

     (b) Distribution of a Participant's Capital Accumulation shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following his Normal Retirement Age (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant with respect to the Plan Year in which he attains age 70 1/2 must commence not later than April lst of the next Plan Year (even if he has not terminated Service and regardless of any consent requirements pursuant to Section 15(c) of the Plan).

                                      14.2

If the amount of a Participant's Capital Accumulation cannot be ascertained by the Committee by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within sixty (60) days after the date on which his Capital Accumulation is able to be determined or after the date on which the Committee locates the Participant.

     (c) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service or participation ends, his Accounts will continue to be treated as provided in Section 6. However, such Accounts will not be credited with any additional Employer Contributions or Forfeitures.

     (d) In accordance with Section 15 of the Plan, if Company Stock is not readily tradable on an established market, the Participant must be given the right to demand distribution of his Capital Accumulation entirely in cash, Company Stock or some combination of the two. In such case, the Trustees will strive to create sufficient cash reserves in the Plan to permit a terminating Participant to convert the portion of his Capital Accumulation consisting of Company Stock to cash-. However, should Plan cash reserves not permit conversion of Company Stock to cash, the Committee may delay distribution of a Participant's Capital Accumulation, within the limits described in Section 14(a), until the date such Plan cash reserves can be reasonably generated through either additional Employer contributions to the Plan or a restructuring of existing Plan assets.

                                      14.3

Section 15.   HOW CAPITAL ACCUMULATION WILL BE DISTRIBUTED.

     (a) Distribution of a Participant's Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in cash or entirely in whole shares of Company Stock (with the value of any fractional share paid in cash). If Company Stock is readily tradable on an established market, a Participant need not be given the right to demand distribution in cash. In the event a distribution is to be made in shares of Company Stock, any balance in a Participant's Other Investments Account may be applied to provide whole shares of Company Stock for distribution, at the then fair market value. If securities acquired with the proceeds of an exempt loan are available for distribution and consist of more than one class of Company Stock, a Participant must receive substantially the same proportion of each such class of Company Stock.

     (b) The Trustee will make distributions from the Trust only upon the direction of the Committee. Distribution will be made to the Participant if living, and if not, to his Beneficiary. Upon the death of a Participant, the Participant's Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the consent of his spouse, if any) may designate a different Beneficiary (and contingent Beneficiaries) and alternate form of distribution of his Capital Accumulation from time to time (and may change such designation of Beneficiary or form of distribution at any time) with the consent of his spouse (unless the original consent permits subsequent choice of Beneficiary or form of distribution

                                      15.1
without further spousal consent) by filing a written designation with the Committee. The consent for a designation of a Beneficiary (or change in designation of Beneficiary and form of distribution) must be in writing, must acknowledge the effect of such election, and must be witnessed by a Plan representative or a notary public. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five (5) years after his death, except to the extent that distribution has previously commenced in accordance with Section 14(a).

     (c) The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the applicable withholding requirements of Section 3405 of the Code with respect to distributions from the Trust (other than any dividend distributions under Section 17(b)). If a Participant's Capital Accumulation has at any time exceeded $3,500, no portion of his Capital Accumulation shall be distributed to him in a lump sum without his consent, or where the Participant has died, the consent of the surviving Participant's Beneficiary. Regardless of the value of a Participant's Capital Accumulation, no distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the spouse of the Participant (or where the Participant has died, the surviving spouse) consents in writing to such distribution in accordance with Section 417 of the Code and the Regulations thereunder.

                                      15.2

Section 16.  RIGHTS, OPTIONS AND RESTRICTIONS ON COMPANY STOCK.

     (a) Shares of Company Stock distributed by the Trust shall be subject to a "right of first refusal" if the Company Stock is not publicly traded at the time the right may be exercised. The right of first refusal shall not be applicable if Company Stock is publicly traded at the time the right may otherwise be exercised. For this purpose, "publicly traded" refers to shares of Company Stock which are listed on a national securities exchange or which are quoted on a system sponsored by a national securities association. If the Company Stock is subject to a right of first refusal, the right shall provide that, prior to any subsequent transfer of suc.h shares, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at their then fair market value. A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose. The Company and the Trustee shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company or the Trustee may require that a Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a distribution of Company Stock.

     (b) In accordance with Section 409(h) of the Code and the regulations thereunder, the Company shall not be required to issue a "put option" to any Participant who receives a distribution of Company Stock if the Company Stock is readily tradable on any established market or if the Company is not allowed by law to purchase its own stock. If the Company is permitted by law to purchase its own stock and the Company's

                                      16.1
stock is not readily tradable on an established market, the Company shal1 issue a "put option" to any Participant who receives a distribution of Company Stock. The put option shall permit the Participant to sell such Company Stock to the Company at any time during two option periods, at the fair market value of such shares. The first put option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of the fair market value of Company Stock by the Trustee (and notice to the Participant) in the following Plan Year. The Company may allow the Trustee to purchase shares of Company Stock tendered to the Company under a put option. In the event neither the Trustee nor the Company wishes to purchase such shares, then the Participant has the right to demand distribution in cash. If the distribution to the Participant constituted a total distribution within the meaning of Code Section 409(h)(5), payment of the fair market value of a Participants' Account consisting of Company Stock may be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest (as determined by the Company or the Trustees) and will provide adequate security on amounts not paid after 30 days. If the distribution to the Participant did not constitute a total distribution within the meaning of Code
Section 409(h)(5), the Participant shall be paid an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

                                      16.2

     (c) The Company or the Trustee may at any time offer to purchase any shares of Company Stock (including, if a put option is issued, those shares not sold under the put option described in Section 16(b)) which are held by former Participants (or Beneficiaries), at the then fair market value. The terms of payment for any such purchase of Company Stock may be either in a lump sum or in installments over a period not exceeding ten (10) years, with interest payable at a reasonable rate on any unpaid installment balance (as determined by the Trustee).

     (d) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities and banking laws. Except as otherwise provided in this Section 16, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. Furthermore, except as otherwise provided in this Section 16, the Trustee may not obligate the Plan or Trust to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event. The provisions of this Section 16 shall continue to be applicable to Company Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

                                     16.3

Section 17.  No ASSIGNMENT OF BENEFITS, DIVIDEND , LOANS.

     (a) Prior to a Participant receiving distribution of his Capital Accumulation, such Participant's Capital Accumulation MAY not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).

     (b) DIVIDENDS ON ALLOCATED STOCK. Any cash dividends on Company Stock allocated to the Accounts of Participants may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis, as determined by the Committee. Such distribution (if any) of cash dividends to Participants may be limited to dividends on shares of Company Stock which are then vested or may be applicable to dividends on all shares allocated to Company Stock Accounts.

     (c) DIVIDENDS USED TO REPAY LOAN TO PLAN. Any cash dividends on allocated and unallocated Company Stock may also be used to repay a loan to the Plan which meets the requirements of Code Section 4975 and the Regulations thereunder.

     (d) TRUSTEE DISCRETION AS TO DIVIDENDS. The decision as to whether cash dividends on Company Stock will be distributed to Participants, used to repay a loan to the Plan, or held in the Trust shall be made in the sole discretion of the Committee, and the Committee may request the Company to pay such dividends directly to Participants.

                                      17.1

     (e) LOANS TO PARTICIPANTS The Committee is hereby designated with sole authority and responsibility to approve or deny loans and, except as provided in this Section, collect unpaid loans. Loans may be made on any Quarterly Date upon the written application of a Participant submitted to the Committee during the period 30 days prior to and ending 15 days before the date the loan is to be made.

     Loans shall be approved only on account of an immediate and heavy financial need and shall be approved only up to the amount that is necessary to satisfy such financial need. For this purpose, an "immediate and heavy financial need" shall mean the financial inabability to provide the necessary funds (i) to meet the extraordinary medical expenses of the Participant, the spouse of the Participant, or any dependents of the Participant, (ii) to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Particiant's principal residence, or (iii) to provide payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children, or dependents.

     Written application shall be in a form acceptable to the Trustee and shall set forth the reason the loan is being requested. Loans shall be made available to all Participants in a uniform and nondiscriminatory manner. All loans will be adequately secured and will bear a reasonable rate of interest as determined by the Committee. The term of the loans shall be determined by the Committee, but shall not exceed five (5) years.

     The Committee shall bear sole responsibility for ensuring compliance with all applicable federal or state laws and regulations. Each loan shall be secured by a written assignment of that portion of the Participant's vested Account which the Committee determines to the necessary to adequately secure repayment of the loan. However, no portion of the Participant's Capital

                                      17.2

Accumulation may be used as security for such loan unless the spouse (if any) consents in writing to such use during the 90-day period ending on the date on which the loan is secured. No loan shall be approved by the Committee to any Participant in any amount which exceeds (1) minus (2) where:

     (1)   is the lesser of:

           (i)  $50,000; or

           (ii) fifty percent (50%) of the Participant's Vested Other Investments Account.

     (2) is the aggregate unpaid amount of all loans made to the Participant under this or any other qualified plan maintained by the Employer.

     Each loan shall be made from the borrowing Participant's Other Investments Account. Repayments of the loan and interest shall be credited to his Other Investments Account. No loan shall be considered a general investment of the Trust Fund In the event a Participant does not repay the principal of such loan within the time prescribed by the Committee or interest thereon at such times as are required by the terms of the loan or if the Participant ceases to be an Employee while such Participant has a loan which is outstanding, the Committee may direct the Trustee to take such action as the Committee may reasonably determine, including:

      (1) demand repayment of the loan and institute legal action to enforce collection, or

      (2) demand repayment of the loan and charge the total amount against the balance credited to the Participant's vested Account which was assigned as security, and


                                      17.3
            reduce any payment or distribution from the Trust Fund to which the Participant or his Beneficiary may become entitled to the extent necessary to discharge the obligation on the loan.

                                      17.4

Section 18.  ADMINISTRATION.

     The Plan will be administered by a Board of Trustees (the "Trustee") and an Administrative Committee (the "Committee") , each composed of individuals appointed by the Board of Directors to serve at its pleasure and without compensation. The Trustee shall be the named fiduciary with authority and responsibility for the management and investment of the Trust Assets. The Committee members shall be the named fiduciaries with authority to control and manage all other aspects of the administration of the Plan. Any Committee member may also serve as a Trustee of the Plan, if so designated by the Board of Directors.

     Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. Minutes of each meeting of the Committee shall be kept. The Committee shall make such rules, regulations, computations, interpretations, and decisions, and shall maintain such records and accounts as may be necessary to administer the Plan in a nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries, as required under the Code and ERISA. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders (in accordance with Section 414(p) of the Code).

     The Committee will give instructions to the Trustee with respect to matters which require instructions, as provided in this Plan and the Trust Agreement. The Committee members may allocate their fiduciary responsibilities among themselves and may designate other persons (including the Trustee) to carry out its fiduciary responsibilities under the Plan. In the event that

                                      18.1
the Committee specifically designates the Trustee to perform any of the Committee's fiduciary responsibilities, or if the Trustee is composed of the same individuals as the Committee, then any specific instructions otherwise required by the Plan or Trust Agreement from the Committee to the Trustee with respect to such designated fiduciary responsibilities shall not be required.

     The Trustee shall be responsible for investing the Trust Assets under the Plan. The Trustee shall establish a funding policy and method for acquiring Company Stock for the Trust in a manner that is consistent with the objectives of the Plan and the requirements of ERISA. If Company Stock is readily tradable on an established securities market, the fair market value of Company Stock shall be based upon the offering price established by current bid and asked prices quoted by persons independent of the Company, pursuant to Section 3(18)(A)(ii) of ERISA. In the absence of Company Stock trading on an established securities market, all valuations of Company Stock pursuant to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code.

     The Trustee and the Committee are empowered, on behalf of the Plan, to employ investment advisers, accountants, legal counsel and other agents to assist them in the performance of their duties under the Plan. The Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA. All reasonable expenses of the Trustee and the Committee shall be paid as provided in Section 7. The Company shall indemnify each member of the Board of Trustees and the Committee against any personal liability or expense, except such liability or expense as may result from his own willful misconduct.

    The Company shall be the Plan Administrator under Section 414(g) of the Code and under Section 3(16)(A) of ERISA. The Committee shall be the designated agent of the Plan for the service of legal process.

                                      18.2

Section 19.  CLAIMS PROCEDURE.

     Unless otherwise specified in the Plan, distributions of Capital Accumulations under the Plan will normally be paid without a Participant (or Beneficiary) having to file a claim for benefits. However, a Participant (or Beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Committee for any unpaid benefits. All questions and claims regarding benefits under the Plan shall be acted upon by the Committee.

     Each Participant (or Beneficiary) who wishes to file a claim for benefits with the Committee shall do so in writing, addressed to the Committee or to the Company. If the claim for benefits is wholly or partially denied, the Committee shall notify the Participant (or Beneficiary) in writing of such denial of benefits within ninety (90) days after the Committee initially received the benefit claim.

     Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

           (a)  the specific reason or reasons for the denial;

           (b) the specific provisions of the Plan on which the denial is based;

           (c) any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

           (d) the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

     Each Participant (or Beneficiary) whose claim for benefits is denied shall have the opportunity to file a written request for a full and fair review of his claim by the Committee, to review all documents pertinent to his claim and to submit a written statement regarding issues

                                      19.1
relative to his claim. Such written request for review of his claim must be filed by the Participant (or Beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

        The decision of the Committee will be made within sixty (60) days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the specific reasons and specific Plan provisions on which the Committee based its decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not more than one hundred twenty (120) days after receipt of a request for review.

        All notices by the Committee denying a claim for benefits, and all decisions on request for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.

                                      19.2

Section 20.  GUARANTIES.

     All Capital Accumulations will be paid only from the Trust Assets. An Employer, the Trustee or the Committee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

     The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

                                      20.1

Section 21.  FUTURE OF THE PLAN.

     As future conditions cannot be foreseen, the Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of its Board of Directors. Neither amendment nor termination shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

     The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

     The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the requirements of Section 401(a) and 4975(e)(7) of the Code. In that event, all Trust Assets shall (upon written direction of the Company) be returned to the Company, and the Plan and the Trust shall terminate.

     If the Plan is terminated (or partially terminated) by the Company, participation of all Participants affected by the termination will end. The Accounts of all Participants affected by the termination will become nonforfeitable as of the date of termination. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose. The Plan will not be considered "terminated," however, if Employer Contributions are replaced by contributions to a comparable plan that meets the requirements of Section 401(a) of the Code. After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations will be distributed following termination of the Plan in accordance with Section 14 of the Plan.

                                     21.1

     In the event of the merger or consolidation of this Plan with another Plan, or the transfer of Trust Assets (or liabilities) to another Plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

                                     21.2

Section 22.  "TOP HEAVY" CONTINGENCY PROVISIONS.

     (a) The provisions of this Section 22 are included in the Plan pursuant to
Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

     (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Anniversary Date of the immediately preceding Plan Year (or as of December 31, 1991, for the Plan Year ending on that date), by considering the Account balances of Participants in (1) the Plan, (2) any other plan (such as a defined contribution or defined benefit plan) of the Employer in which a Key Employee participates (in the Plan Year containing the determination date or any of the preceding four Plan Years, even if the plan was terminated), and (3) each other plan which enables any plan in which a Key Employee participates during the period tested to meet the requirements of Code
Section 401(a)(4) or 410(b). All employers aggregated under Code Section 414(b),
(c) or (m) are considered a single employer. The Plan (and any other defined contribution plan or any defined benefit plan) shall be "top-heavy" only if the total of the Account balances under the Plan and any other defined contribution plan and the value of accrued benefits under any defined benefit plan for Key Employees as of the determination date for that Plan Year exceeds sixty percent (60%) of the total of the Account balances for all Participants. For such purpose, Account balances (including Participants' Account balances under any other defined contribution plan) and accrued benefit values shall be computed and adjusted pursuant to Section 416(g) of the Code. In determining Key Employees under this Section 22(b), the term "annual compensation" in

                                     22.1

Section 416(i)(1)(A) of the Code shall mean Compensation (as defined in Section 2).

     (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Anniversary Date and is not a participant in a defined benefit plan and who is a Non-Key Employee shall receive, regardless of his Hours of Service for that Plan Year, a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

          (1)  Three percent (3%) of his Compensation; or

          (2) The same percentage of his Compensation as the allocation to the Key Employee for whom the Percentage is the highest for that Plan Year. For purposes of this calculation, any salary reductionor other similar arrangement of a Key Employee shall be included in determining the percentage allocation to a Key Employee.

If such Employee is also a Participant in any other defined contribution plan, he shall receive only the minimum allocation in this Plan and shall not receive the minimum allocation provided in the defined contribution plan.

     (d) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Anniversary Date and is also a participant in a defined benefit plan and who is a Non-Key Employee shall receive only the defined benefit minimum provided in the defined benefit plan and shall not receive the minimum allocation provided in Section 22(c) of this Plan (or the minimum allocation in any other defined contribution plan).

     (e) For any Plan Year, including years in which the Plan is "top-heavy", Compensation of each Employee for purposes of the Plan shall

                                     22.2
not take into account any amount in excess of $200,000, as adjusted for increases in the cost of living pursuant to Section 416(d)(2) of the Code.

     (f) As of the first day of any Plan Year in which the Plan has become "top-heavy," the vesting schedule in Section 12(a) shall be amended to read as follows:
                                                           NONFORFEITABLE
                       CREDITED SERVICE                      PERCENTAGE

                        Less Than Two Years                          0%
                        Two Years                                   20%
                        Three Years                                 40%
                        Four Years                                  60%
                        Five Years                                  80%
                        Six Years or More                          100%

     (g) For any Plan Year in which the Plan is "top-heavy," with respect to any Participant who is covered under a defined benefit plan, the "defined benefit plan fraction" and the "defined contribution plan fraction" referred to in
Section 6(g) shall be computed by substituting "1.0" in lieu of "1.25" in both denominators.

     (h) The Capital Accumulation of an Employee who has not performed any Service for the Employer at any time during the five-year period ending on the determination date is excluded from the calculation to determine top-heaviness.

                                       22.3

Section 23.  DIVERSIFICATION.

     (a) Within 90 days after the last day of each Plan Year during the Participants' Qualified Election Period, any Plan Participant who has attained age fifty-five (55) and has completed ten (10) years of Credited Service (i.e., a "Qualified Participant") shall have the right to make an election to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participants' Account attributable to Company Stock which was acquired by the Plan. Within 90 days after the close of the last Plan Year in the Participants' Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such Account. The term Qualified Election Period shall mean the six (6) Plan Year period beginning with the Plan Year in which a Plan Participant first becomes a Qualified Participant.

     (b) METHOD OF DIRECTING INVESTMENT. The Participant's election to diversify his Account shall be provided to the Plan Administrator in writing and shall be effective no later than 180 days after the close of the Plan Year to which the election applies.

     (c) DISTRIBUTION OF ACCOUNT. Upon a Qualified Participant's election to direct the investment of a portion of the Participant's Account, the Plan may distribute the portion of the Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options (Section 16) and such provisions under Section 15 as require the consent of the Participant and the Participant's spouse (if any) to a distribution with a value in excess of $3,500.

                                      23.1

Section 24.  GOVERNING LAW.

     The provisions of the Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of Texas, to the extent such laws are not superseded by ERISA.

                                      24.1

Section 25.  EXECUTION.

     To record the adoption of this Plan, the Company has caused this document to be executed this 1ST day of SEPTEMBER, 1992.

                                        GUARANTY BANCSHARES, INC.


                                        By:________________________________
                                                       President

                                        By:________________________________
                                                       Secretary

                                      25.1